UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2007

MILLENNIUM CHEMICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12091	22-3436215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Greenville Crossing, 4001 Kennett Pike, Suite 238 Greenville, Delaware	19807
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See Item 2.05 below.

Item 2.05 Costs Associated with Exit or Disposal Activities

On February 21, 2007, the Board of Directors of Millennium Chemicals Inc. (“Millennium Chemicals”) approved a plan to sell Millennium Chemicals’ worldwide inorganic chemicals business, which is conducted through two subsidiaries of Millennium Chemicals, Millennium Worldwide Holdings I Inc. and Millennium US Op Co, LLC (both referred to as the “Sellers”). On February 23, 2007, the Sellers entered into a Sale and Purchase Agreement (the “Agreement”) with The National Titanium Dioxide Co. Ltd. (Cristal) and, for the limited purposes set forth in the Agreement, Lyondell Chemical Company, which wholly owns Millennium Chemicals. Upon consummation of the transactions contemplated by the Agreement, Cristal will purchase from Sellers all of Millennium Chemicals’ worldwide inorganic chemicals business for $1.050 billion, in cash, plus the assumption of specified liabilities. The purchase price will be adjusted up or down depending on the change in value of net working capital, cash and specified indebtedness as of the closing date.

The transaction is conditioned upon, among other things, receipt of necessary approvals under applicable antitrust laws and labor and employment regulations and other customary closing conditions. In addition, as a condition to closing, Millennium Chemicals and Millennium Holdings LLC, a subsidiary of Millennium Chemicals, will be providing an indemnity to Cristal with respect to legacy liabilities retained by Millennium Holdings. The transaction is expected to close in the first half of 2007.

Millennium Chemicals does not expect to incur costs associated with one-time termination benefits, contract termination costs and other associated costs resulting from this disposition. However, Millennium Chemicals does expect the sale to result in additional tax payments of approximately $70 million.

The Agreement is incorporated by reference into this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Sale and Purchase Agreement, dated as of February 23, 2007, by and between Millennium Worldwide Holdings I Inc., Millennium US Op Co, LLC and The National Titanium Dioxide Co. Ltd. (Cristal) and, for the limited purposes set forth in the Agreement, Lyondell Chemical Company (filed as Exhibit 99.2 to Lyondell Chemical Company’s Current Report on Form 8-K dated as of February 22, 2007 and incorporated herein by reference)

FORWARD-LOOKING STATEMENTS

The statements in this Current Report on Form 8-K relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of management, and are subject to significant risks and uncertainties.

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Actual results could differ materially based on factors including, but not limited to, Millennium Chemicals’ ability to successfully complete the proposed sale of the inorganic chemicals business in the time period anticipated, and for the purchase price and on the other terms set forth in the transaction agreement; and the receipt of regulatory approvals and clearances. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Millennium Chemicals’ Annual Report on Form 10-K for the year ended December 31, 2005, Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and Annual Report on Form 10-K for the year ended December 31, 2006 which will be filed with the SEC by March 1, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM CHEMICALS INC.

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President and General Counsel

Date: February 26, 2007

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Sale and Purchase Agreement, dated as of February 23, 2007, by and between Millennium Worldwide Holdings I Inc., Millennium US Op Co, LLC and The National Titanium Dioxide Co. Ltd. (Cristal) and, for the limited purposes set forth in the Agreement, Lyondell Chemical Company (filed as Exhibit 99.2 to Lyondell Chemical Company’s Current Report on Form 8-K dated as of February 22, 2007 and incorporated herein by reference)

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